UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2013 (October 3, 2013)

SOLERA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7 Village Circle, Suite 100
Westlake, TX 76262
(Address of principal executive offices, including Zip Code)
(817) 961-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On October 3, 2013, Solera Holdings, Inc. (“Solera”) and its wholly owned subsidiary, Claims Services Group, Inc. (“CSG”), entered into a recapitalization agreement (the “Recapitalization Agreement”) with an entity majority owned by certain investment funds affiliated with Welsh, Carson, Anderson & Stowe (the “WCAS Investor”), pursuant to which CSG will acquire at least a 50% equity ownership interest in a newly-formed parent company of Service Repair Solutions, Inc. (“SRS”), for approximately $289 million in cash (the “SRS Investment”). The consummation of the SRS Investment is subject to customary closing conditions, including Hart-Scott-Rodino clearance, and is expected to be completed in Solera's second quarter of fiscal year 2014.

Following the completion of the SRS Investment, SRS will be operated as a joint venture with Solera’s CEO, Chairman and President serving as the Chairman of SRS. In connection with the consummation of the SRS Investment, Solera, CSG and Audatex North America, Inc., a wholly owned subsidiary of Solera, will enter into a stockholders agreement (the “Stockholders Agreement”) with SRS and the WCAS Investor, and CSG will enter into a registration rights agreement (the “Registration Rights Agreement”) with SRS and the WCAS Investor.

Recapitalization Agreement
The Recapitalization Agreement specifies the terms and conditions for the formation of, and investment into, SRS by CSG and the WCAS Investor. The Recapitalization Agreement provides that, at the consummation of the SRS Investment, CSG will acquire at least a 50% equity ownership interest in SRS for approximately $289 million in cash and the WCAS Investor will acquire the remaining equity ownership interest in SRS in exchange for its ownership in the existing parent company of Service Repair Solutions, Inc. The Recapitalization Agreement contains representations, warranties and covenants of the parties relating to, among other things, capitalization and formation of the joint venture, changes since the date of the acquisition of SRS by the WCAS Investor, and actions to be taken by the parties between signing and closing.

Stockholders Agreement
The Stockholders Agreement is the principal agreement that controls the relationship between CSG and the WCAS Investor as well as the governance and ownership of SRS.

Pursuant to the terms of the Stockholders Agreement, CSG will have the right to acquire all of the remaining outstanding equity interests of SRS (the “Call Right”).  The Call Right provides that, at CSG’s option, CSG may at any time acquire all of the remaining equity interests of SRS held by the WCAS Investor, at a price, subject to certain adjustments, equal to the greater of (a) a specified multiple of the WCAS Investor’s cost basis of such equity interests, and (b) a per share equity value based on a specified multiple of SRS’s trailing twelve month EBITDA (as adjusted, the “TTM EBITDA”).

The WCAS Investor will have the right to require that CSG purchase their equity interests in SRS up to four times per year, subject to an annual cap of $250 million and a $25 million per exercise minimum (the “Annual Put Rights”) at a price based on the TTM EBITDA. In addition, at certain times or upon certain triggering events, the WCAS Investor will have additional rights to require that CSG purchase either half or all (depending on the triggering event) of their equity interests of SRS at a price, subject to certain adjustments, equal to a specified multiple of the WCAS Investor’s cost basis of such equity interests (the “Special Put Rights”). The triggering events for the Special Put Rights include, among others, a drop in the corporate credit rating of Solera below certain specified levels or if SRS is required to become a guarantor of any of the indebtedness of Solera or its subsidiaries (other than SRS) or at any time beginning on August 1, 2018 and ending on the earlier of (x) December 31, 2018 and (y) the consummation of any Annual Put Right after August 1, 2018.

The estimated aggregate payments in the event that Solera exercises its Call Right or that the WCAS Investor exercise all of their Annual Put Rights or Special Put Rights, or any combination thereof, such that Solera acquires all of the outstanding equity interests of SRS range from approximately $569 million to approximately $850 million.

The Stockholders Agreement also contains agreements between the WCAS Investor and CSG as to the composition of the board and management of SRS, approval rights with respect to significant transactions and events, prohibitions on the WCAS Investor, CSG and their affiliates from competing with, or soliciting the employees of, SRS (and requiring that SRS not compete with the business of Solera), required actions upon a sale of SRS, and rights regarding issuances of additional equity by SRS. The WCAS Investor have the right to customary remedies upon the failure of CSG to pay the purchase price required by the Call Right, the Special Put Rights or the Annual Put Rights, including the right to assume control of the governance of SRS, trigger a sale of SRS and transfer their shares of SRS.

Registration Rights Agreement

The Registration Rights Agreement provides for the terms and conditions pursuant to which CSG and the WCAS Investor may trigger the registration and sale of shares of SRS to the public. Under the Registration Rights Agreement, the WCAS Investor and CSG can, after the initial public offering of SRS, require SRS to register and sell shares publicly under additional offerings; however, upon the failure of CSG to pay the purchase price required by the Call Right, the Special Put Rights or the Annual Put Rights, the WCAS Investor can cause an initial public offering and require SRS to register and sell shares publicly, with shares of SRS that are held by the WCAS Investor receiving priority.

Cautions about Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements, including statements about the expected closing date of the SRS Investment and the future payments of, and expected aggregate consideration range of, the Call Right, Annual Put Rights, Special Put Rights or any combination of them. These statements are based on Solera’s current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this Current Report on Form 8-K due to the risks and uncertainties inherent to transactions of this nature, including, without limitation: that Solera may not complete the SRS Investment or any subsequent acquisitions of additional equity interests of SRS and that Solera may be unable to pay (or finance, as applicable) the Call Right, Annual Put Rights, Special Put Rights or any combination of them, at its expected cost, or at all. For a discussion of factors that could impact Solera’s business, operations or financial results, please refer to Solera’s filings with the Securities and Exchange Commission, particularly its Annual Report on Form 10-K for the Fiscal Year Ended June 30, 2013. Solera is under no obligation to (and specifically disclaims any such obligation to) update or alter any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ JASON M.BRADY
Date: October 9, 2013	Name: Jason M. Brady
Title: Senior Vice President, General Counsel and Secretary